UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2026
Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)
(414) 342-4680
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
COMMON STOCK, $0.01 par value per share	HOG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
This Amendment No. 1 to Current Report on Form 8-K ("Amendment No. 1") amends the Current Report on Form 8-K furnished by Harley-Davidson, Inc. (the "Company") to the Securities and Exchange Commission on July 23, 2026 (the "Original Report") and is being furnished solely to include Item 7.01 disclosure to correct an item of full-year 2026 guidance included in Exhibit 99.1 to the Original Report. All other information contained in the Original Report remains unchanged.

Item 7.01	Regulation FD Disclosure.
On July 23, 2026, the Company issued a press release announcing the Company’s results for the second quarter ended June 30, 2026 and updated full-year 2026 guidance. The press release reflected a range for expected Harley-Davidson Financial Services (“HDFS”) operating income for the full year 2026, but it included an incorrect number for the high end of the range. The correct guidance range for HDFS’ operating income for the full year 2026 appears in the corrected version of the press release furnished as Exhibit 99.2 hereto, which replaces Exhibit 99.1 in its entirety. Also on July 23, 2026, the Company discussed its financial results and outlook on an audio webcast. The supporting slides for the webcast and the discussion on the webcast reflected the correct guidance range.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits. The following exhibits are being furnished herewith:

Exhibit No.	Description

99.1	Original Earnings Press Release of Harley-Davidson, Inc. dated July 23, 2026 - Previously Furnished.
99.2	Corrected Earnings Press Release of Harley-Davidson, Inc. dated July 23, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Date: July 23, 2026	/s/ Gayle Littleton
Gayle Littleton
Secretary

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